Exhibit 99.1
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE
FOR IMMEDIATE RELEASE
For Additional Information: Contact Brian McLeod - Chief Financial Officer @ (334) 897-2273.
The National Security Group, Inc. Releases Financial Results

ELBA, ALABAMA (February 26, 2021)…The National Security Group, Inc. (NASDAQ:NSEC) results for the three months and year ended December 31, 2020 and 2019, based on U.S. generally accepted accounting principles, were reported today as follows:

Unaudited Consolidated Financial Summary	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Gross premiums written	$14,976,000	$14,895,000	$68,782,000	$67,529,000
Net premiums written	$13,218,000	$12,996,000	$61,406,000	$60,411,000

Net premiums earned	$15,394,000	$14,966,000	$60,810,000	$59,883,000
Net investment income	824,000	968,000	3,633,000	3,876,000
Net investment gains	635,000	935,000	1,623,000	3,055,000
Other income	133,000	145,000	583,000	585,000
Total Revenues	16,986,000	17,014,000	66,649,000	67,399,000
Policyholder benefits and settlement expenses	13,308,000	8,925,000	53,930,000	38,598,000
Amortization of deferred policy acquisition costs	799,000	835,000	3,548,000	3,459,000
Commissions	1,928,000	1,412,000	7,543,000	7,429,000
General and administrative expenses	3,099,000	2,724,000	9,298,000	9,698,000
Taxes, licenses and fees	565,000	580,000	2,484,000	2,470,000
Interest expense	204,000	286,000	864,000	1,165,000
Total Benefits, Losses and Expenses	19,903,000	14,762,000	77,667,000	62,819,000
Income (Loss) Before Income Taxes	(2,917,000)	2,252,000	(11,018,000)	4,580,000
Income tax expense (benefit)	(662,000)	471,000	(2,399,000)	513,000
Net Income (Loss)	$(2,255,000)	$1,781,000	$(8,619,000)	$4,067,000
Income (Loss) Per Common Share	$(0.90)	$0.71	$(3.41)	$1.61
Reconciliation of Net Income (Loss) to non-GAAP Measurement
Net income (loss)	$(2,255,000)	$1,781,000	$(8,619,000)	$4,067,000
Income tax expense (benefit)	(662,000)	471,000	(2,399,000)	513,000
Investment (gains) losses, net	(635,000)	(935,000)	(1,623,000)	(3,055,000)
Pretax Income (Loss) From Operations	$(3,552,000)	$1,317,000	$(12,641,000)	$1,525,000
Management Commentary on Results of Operations

Summary:
For the year ended December 31, 2020, the Company had a net loss of $8,619,000, $3.41 loss per share, compared to a net income of $4,067,000, $1.61 income per share, for the year ended December 31, 2019. The year to date pretax loss from operations, in 2020, totaled $12,641,000 compared to a pretax income from operations of $1,525,000 in 2019. The primary reason for the significant loss in 2020, compared to the same period in 2019, was a $15,332,000 increase in policyholder benefits; primarily driven by a significant increase in catastrophe claims in the P&C segment. Results for 2020 were negatively impacted by increased claim activity in the P&C segment. Results for 2019 were positively impacted by investment gains of $3,055,000.

For the twelve months ended December 31, 2020, the Company had insured claims totaling $53,930,000 (net of reinsurance recoveries) compared to $38,598,000 for the same period last year. The P&C segment was the primary source of this increase with claims up $15,446,000 in 2020, compared to 2019. The primary component of this increase was claims reported from catastrophe events which increased $17,573,000, in 2020, compared to the same period in 2019.

For the twelve months ended December 31, 2020, the Company had investment gains of $1,623,000 compared to investment gains of $3,055,000 for the same period in 2019; a decrease of $1,432,000. The primary reason for the investment gains in 2020 was a $1,361,000 gain on fixed maturities. In 2019, we had a gain on our COLI investment totaling $1,792,000 which was the primary contributor to investment gains in 2019.

Three months ended December 31, 2020 compared to three months ended December 31, 2019

Premium Revenue:
For the three months ended December 31, 2020, net premiums earned were up $428,000 at $15,394,000 compared to $14,966,000 during the same period last year. The increase in premium revenue was primarily driven by an increase in net earned premium in the P&C segment of $442,000 or 3.2%. The increase in P&C segment net earned premium was primarily attributable to a 4.8% increase in gross earned premium in our dwelling fire program due to rate increases in the program over the past twelve months. The increased frequency of weather related losses over the past five years has driven the need to increase rates in states and programs that have been most impacted by this persistent pattern of severe weather.

Investment Gains:
Investment gains for the three months ended December 31, 2020 were $635,000 compared to investment gains of $935,000 for the same period last year; a decrease of $300,000 or 32.1%. The primary reasons for the investment gains, in the fourth quarter of 2020, were gains on equity securities totaling $426,000 compared to $233,000, in the fourth quarter of 2019, as well as a gain on available-for-sale fixed maturities of $254,000, in the fourth quarter of 2020, compared to a gain on available-for-sale fixed maturities of $27,000 for the same period last year. For the three months ended December 31, 2020, an increase in value of COLI investments totaled $178,000 compared to an increase of $39,000 for the same period last year. Partially offsetting the fourth quarter 2020 investment gains was a decline in value of our equity investments totaling $72,000 compared to an increase in value of equity investments of $640,000, in fourth quarter 2019.

Net Income (Loss):
For the three months ended December 31, 2020, the Company had a net loss of $2,255,000, $0.90 loss per share, compared to net income of $1,781,000, $0.71 income per share, for the same period last year. The primary reason for the net loss in the fourth quarter of 2020, compared to the fourth quarter of 2019 net income, was a significant increase in property and casualty insured losses. The increase in P&C subsidiary losses was primarily driven by an increase in catastrophe losses from Hurricane Delta and Hurricane Zeta, both occurring in October of 2020.

Pretax Income (Loss) from Operations:
For the three months ended December 31, 2020, our pretax loss from operations was $3,552,000 compared to a pretax income from operations of $1,317,000 for the three months ended December 31, 2019; a decrease of $4,869,000. As discussed above, an increase in claim activity in our P&C segment was the primary reason for the loss from operations, in the fourth quarter of 2020, compared to the same period last year.

P&C Segment Combined Ratio:
The P&C segment ended the fourth quarter of 2020 with a GAAP basis combined ratio of 125.3%. Fourth quarter 2020 reported catastrophe losses, net of reinsurance recoveries, totaled $6,886,000 and added 48.4 percentage points to the combined ratio. In comparison, the P&C segment ended the fourth quarter of 2019 with a GAAP basis combined ratio of 93.0% with $1,818,000 in reported catastrophe losses increasing the fourth quarter 2019 combined ratio by 13.2 percentage points. Partially offsetting the increase in reported catastrophe losses, in the fourth quarter of 2020, was a reduction in reported fire losses of $404,000. Reported fire losses for the three months ended December 31, 2020 totaled $3,242,000 and added 22.8 percentage points to the fourth quarter 2020 combined ratio. In comparison, for the three months ended December 31, 2019 reported fire losses totaled $3,646,000 and added 26.4 percentage points to the fourth quarter 2019 combined ratio. In addition, non-catastrophe wind and hail losses were down $1,040,000 in the fourth quarter of 2020 compared to the same period in 2019. Reported non-catastrophe wind and hail losses for the three months ended December 31, 2020 totaled $1,302,000 and added 9.1 percentage points to the fourth quarter 2020 combined ratio. In comparison, non-catastrophe wind and hail losses reported for the three months ended December 31, 2019 totaled $2,342,000 and added 17.0 percentage points to the 2019 combined ratio.

Year ended December 31, 2020 compared to year ended December 31, 2019

Premium Revenue:
For the year ended December 31, 2020, net premiums earned were up $927,000 at $60,810,000 compared to $59,883,000 during the same period last year. The increase in premium revenue was primarily driven by an increase in net earned premium in the P&C segment of $1,082,000 or 2.0%. The increase in P&C segment net earned premium was primarily attributable to a 4.2% increase in gross earned premium in our dwelling fire program due to rate increases in the program over the past twelve months. As mentioned previously, the increased frequency of weather related losses over the past five years has driven the need to increase rates in states and programs that have been most impacted by this persistent pattern of severe weather.

Investment Gains:
Investment gains, for the year ended December 31, 2020, were $1,623,000 compared to investment gains of $3,055,000 for the same period last year. The primary reason for the investment gain, in 2020, was a gain on available-for-sale fixed maturities of $1,361,000 compared to a gain on available-for-sale fixed maturities of $18,000 for the same period last year. In 2020, an increase in value of COLI investments totaled $343,000 compared to an increase of $295,000 for the same period last year. Partially offsetting the 2020 investment gains was a decline in value of our equity investments totaling $344,000 compared to an increase in value of equity investments of $712,000, in 2019. Investment gains in 2019 were also positively impacted by a realized gain on COLI of $1,792,000.

Net Income (Loss):
For the year ended December 31, 2020, the Company had a net loss of $8,619,000, $3.41 loss per share, compared to net income of $4,067,000, $1.61 income per share, for the same period last year. As mentioned previously, the primary reason for the 2020 net loss, compared to the 2019 net income, was a significant increase in property and casualty insured losses. The increase in P&C subsidiary losses was primarily driven by an increase in catastrophe losses from severe weather events in April of 2020 coupled with losses from Hurricanes Laura and Sally in the third quarter of 2020 as well as losses from Hurricanes Delta and Zeta in the fourth quarter of 2020.

Pretax Income (Loss) from Operations:
For the year ended December 31, 2020, our pretax loss from operations was $12,641,000 compared to a pretax income from operations of $1,525,000 for the year ended December 31, 2019; a decrease of $14,166,000. As discussed above, an increase in claim activity in our P&C segment was the primary reason for the loss from operations, in 2020, compared to the same period last year.

P&C Segment Combined Ratio:
The P&C segment ended 2020 with a GAAP basis combined ratio of 126.1%. Reported catastrophe losses, net of reinsurance recoveries, totaled $24,196,000 and added 43.5 percentage points to the combined ratio. In comparison, the P&C segment ended 2019 with a GAAP basis combined ratio of 100.1% with $6,623,000 in reported catastrophe losses increasing the combined ratio by 12.1 percentage points. Partially offsetting the increase in reported catastrophe losses, in 2020, was a reduction in reported fire losses of $1,820,000. Reported fire losses totaled $12,172,000, in 2020, and added 21.9 percentage points to the 2020 combined ratio. In comparison, in 2019, reported fire losses totaled $13,992,000 and added 25.6 percentage points to the 2019 combined ratio. In addition, non-catastrophe wind and hail losses were down $1,267,000 in 2020 compared to 2019. Reported non-catastrophe wind and hail losses, in 2020, totaled $7,866,000 and added 14.1 percentage points to the 2020 combined ratio. In comparison, non-catastrophe wind and hail losses reported during 2019 totaled $9,133,000 and added 16.7 percentage points to the 2019 combined ratio.

Management Commentary on Financial Position

Selected Balance Sheet Highlights	December 31, 2020	December 31, 2019
	UNAUDITED
Invested Assets	$99,150,000	$118,969,000
Cash	$19,887,000	$11,809,000
Total Assets	$150,540,000	$153,934,000
Policy Liabilities	$82,869,000	$78,472,000
Total Debt	$13,677,000	$14,164,000
Accumulated Other Comprehensive Income	$3,585,000	$2,443,000
Shareholders' Equity	$45,366,000	$53,461,000
Book Value Per Share	$17.93	$21.12
Invested Assets:
Invested assets as of December 31, 2020 were $99,150,000 compared to $118,969,000 as of December 31, 2019; a decrease of 16.7%. The decrease in invested assets was primarily due to the sale of available-for-sale fixed maturity securities and equity securities to meet the liquidity requirements of increased claim activity in the P&C segment during 2020 compared to 2019.

Cash:
The Company, primarily through its insurance subsidiaries, had $19,887,000 in cash and cash equivalents at December 31, 2020, compared to $11,809,000 at December 31, 2019. Cash increased $8,078,000 in 2020 primarily due to the sale of available-for-sale fixed maturity securities for the payment of weather related losses in our P&C subsidiary. Cash fluctuated significantly during the last six months of 2020 due to timing differences in the payment of weather related insurance claims and recoveries from reinsurers under our catastrophe reinsurance agreement.

Total Assets:
Total assets as of December 31, 2020 were $150,540,000 compared to $153,934,000 at December 31, 2019. Asset growth in 2020 was hindered by catastrophe losses in the P&C segment and was the primary reason for the 2.2% decrease in total assets at December 31, 2020 compared to total assets at December 31, 2019.

Policy Liabilities:
Policy related liabilities were $82,869,000 at December 31, 2020, compared to $78,472,000 at December 31, 2019; an increase of $4,397,000 or 5.6%. The primary reason for the increase in policy liabilities was a $2,978,000 increase in P&C segment loss reserves, in 2020, compared to 2019, due to an increase in weather related claim activity.

Debt Outstanding:
Total debt at December 31, 2020 was $13,677,000 at December 31, 2020 compared to $14,164,000 at December 31, 2019. Debt was reduced $487,000 during 2020 primarily from the reduction in long-term debt in our holding company.

Shareholders' Equity:
Shareholders' equity as of December 31, 2020 was $45,366,000, down $8,095,000, compared to December 31, 2019 Shareholders' equity of $53,461,000. Book value per share was $17.93 at December 31, 2020, compared to $21.12 per share at December 31, 2019; a decline of 15.1% or $3.19 per share. The primary factors contributing to the decrease in both book value per share and Shareholders' equity were a net loss of $8,619,000 and shareholder dividends paid of $607,000. Partially offsetting these decreases was an increase in accumulated other comprehensive income of $1,142,000. The accumulated comprehensive income was primarily driven by increases in market value of our corporate bond investments available-for-sale.

About The National Security Group, Inc.:
The National Security Group, Inc. (NASDAQ:NSEC), through its property & casualty and life insurance subsidiaries, offers property, casualty, life, accident and health insurance in ten states. The Company writes primarily personal lines property coverage including dwelling fire and windstorm, homeowners, and mobile homeowners lines of insurance. The Company also offers life, accident and health, supplemental hospital and cancer insurance products. The Company was founded in 1947 and is based in Elba, Alabama. Additional information about the Company, including additional details of recent financial results, can be found on our website: www.nationalsecuritygroup.com.

Information about forward-looking statements
Any statement contained in this report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning the Company or its business, whether expressed or implied, is meant as and should be considered a forward-looking statement as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not limited to changes in market conditions, natural disasters and other catastrophic events, increased competition, changes in availability and cost of reinsurance, changes in governmental regulations, technological changes, political and legal contingencies and general economic conditions, as well as other risks and uncertainties more completely described in the Company’s filings with the Securities and Exchange Commission. If any of these assumptions or opinions proves incorrect, any forward-looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects and may cause future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements.

Significant uncertainties still remain regarding the ultimate impacts of the COVID-19 pandemic on future premium revenue, losses, claims settlement costs and investment results. These uncertainties could have a material adverse impact on our net income and results of operations. Additional information and disclosures related to risk factors are discussed in our 2019 Annual Report on Form 10-K as well as our latest Form 10-Q and should be read in conjunction with this Form 8-K.